AMENDMENT TO WARRANT
                   TO PURCHASE 72,9l7 SHARES OF
                           COMMON STOCK


This Amendment to Warrant to Purchase 72,917 Shares of Common Stock (the "Amendment") is entered into as of May 1, 1999, by and between MMC/GATX Partnership No.1 ("Partnership") and INTEGRATED PACKAGING ASSEMBLY CORPORATION ("IPAC").

                              RECITALS

IPAC issued to the Partnership a Warrant to Purchase 72,917 Shares of Common Stock (the "Warrant"). The parties desire to amend the Warrant in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

     1. The reference to "$3.30" in the introductory paragraph of the Warrant is hereby amended to read "$0.1236".

     2.  A new Section 4(d) is added which reads as follows:

          (d)  Adjustments for Diluting Issuances.

               (i) Adjustment Procedure. Upon each Actual Issuance of Common Stock or Deemed Issuance of Common Stock ("Issuance of Common Stock") after May 1, 1999, for no consideration or for a consideration per share less than the Warrant Price (a "Dilutive Issuance"), then, concurrent with the closing of the Dilutive Issuance, the number of Shares issuable upon the exercise of this Warrant shall be increased by the number of shares of Common Stock determined under the following formula:

      X = (B x A) - (B x C)
          -----------------
                 C
      Where: X= The increase in the number of Shares acquirable hereunder
             B= The Shares acquirable hereunder immediately prior to the Issuance of Common Stock

             A= The Warrant Price in effect immediately prior to the Issuance of Common Stock

             C= The Adjusted Share Value

For purposes hereof; the Adjusted Share Value, upon the closing of any Issuance of Common Stock, shall be the amount equal to the sum of(i) the amount obtained by multiplying the Common Stock Outstanding immediately prior to the Issuance of Common Stock by the Warrant Price in effect immediately prior to the Issuance of Common Stock, and (ii) the Aggregate Consideration that the Company receives from the Issuance of Common Stock, and dividing the resulting sum by the Common Stock Outstanding immediately after the Issuance of Common Stock. Upon each Issuance of Common Stock described in this subsection (d), the Warrant Price shall be adjusted to the Adjusted Share Value resulting from such Issuance of Common Stock.

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               (ii)  Special Provisions. Notwithstanding the provisions of subsection (i) of this Section 4(d) the following provisions shall govern the adjustment formula set forth in subsection (i):

                    (A) Deemed Issuances of Common Stock. Whenever an adjustment is made in the Warrant Price pursuant to subsection (i) based upon a Deemed Issuance of Common Stock (as defined below), except as provided in paragraph (C) of this subsection, no further adjustment in the Warrant Price shall be made upon the subsequent actual issuance of the shares of Common Stock subject to the applicable Convertible Securities or Options, nor shall the exercise of any Convertible Security or Option included in such Deemed Issuance of Common Stock constitute an issuance of securities for which an adjustment in the Warrant Price may be made under this Section 4(d).

                    (B) Change in Exercise Price or Conversion Rate. If, subsequent to any Deemed Issuance of Common Stock, there is a change (other than a change required by anti-dilution provisions of any Convertible Security or Option intended to serve the same purpose as the provisions of this Section 4(d)) in (i) the purchase or exercise price provided for in any Option included in such Deemed Issuance of Common Stock (an "Exercise Price") or (ii) the conversion price or exchange ratio (a "Conversion Rate") of any Convertible Security included in such Deemed Issuance of Common Stock, such that the changed Exercise Price or Conversion Rate, as the case may be, had it been in effect at the time of such Deemed Issuance of Common Stock, would have resulted in a decrease in the Warrant Price as a result of such Deemed Issuance of Common Stock, then (A) the Warrant Price shall be recalculated to equal that Warrant Price which would have been in effect at such time had all of such Options or Convertible Securities that remain outstanding at the time of such change (or that may be issued upon the exercise of any Option or Convertible Securities included in such Deemed Issuance of Common Stock and that then remain outstanding) provided for such changed Exercise Price or Conversion Rate, as the case may be, at the time of such Deemed Issuance of Common Stock, and (B) each other adjustment, if any, made to the Warrant Price subsequent to such Deemed Issuance of Common Stock based on subsequent Issuances of Common Stock shall be recalculated, utilizing for such purpose the Average Offering Price as recalculated or as readjusted pursuant to subsection (i) of this Section 4(d).

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                    (C) Expiration of Option or Convertible Right. With
respect to any Deemed Issuance of Common Stock, effective as of the close of business on the first business day on which no share of Common Stock may thereafter be issued upon an exercise of an Option or Convertible Security included in such Deemed Issuance of Common Stock (whether by reason of(i) the full exercise of all Options and/or Convertible Securities Included in such Deemed Issuance of Common Stock or (ii) the expiration or termination of any right to exercise any Options and/or Convertible Securities included in such Deemed Issuance of Common Stock that have not theretofore been exercised and/or (iii) the purchase by the Company and cancellation or retirement of some or all Options and/or Convertible Securities included in such Deemed Issuance of Common Stock that have not theretofore been exercised), the Warrant Price shall be adjusted by (x) recalculating the Warrant Price pursuant to Section 4(d) hereof, basing such recalculation on each issuance of shares of Common Stock upon an exercise of an Option or Convertible Security included in such Deemed Issuance of Common Stock, rather than the Common Stock Outstanding on which the original calculation was based and (y) recalculating each other adjustment, if any, made to Warrant Price subsequent to such Deemed Issuance of Common Stock based on subsequent Issuances of Common Stock, utilizing the Warrant Price as adjusted pursuant to subsection (i) of this Section 4(d) and including in Common Stock Outstanding for such purpose only the shares of Common Stock actually issued upon the exercise of Options and/or Convertible Securities included in such Deemed Issuance of Common Stock in place of the shares of Common Stock Outstanding in respect of such Deemed Issuance of Common Stock as utilized in the original calculations of those adjustments.

               (iii) Definitions.

Actual Issuance of Common Stock means any issuance by the Company of Common Stock other than pursuant to conversion of a Convertible Security or exercise of an Option.

Aggregate Consideration means with respect of an Issuance of Common Stock, an amount equal to (i) the aggregate consideration that the Company receives with respect to an issuance by the Company of Common Stock other than pursuant to conversion of a Convertible Security or exercise of an Option ("Actual Consideration"), if any, issued and (ii) the Deemed Consideration received with respect to the Options and Convertible Securities, if any, issued.

Common Stock Outstanding means as of any date (i) all shares of Common Stock that are outstanding as of such date, plus (ii) all shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of such date, whether or not convertible as of such date, ',lus (iii) all shares of Common Stock issuable upon exercise of Options outstanding as of such date, whether or not such Options are exercisable as of such date (assuming for this purpose that Convertible Securities acquirable upon exercise of any such Options are converted into Common Stock as of such date).

Convertible Securities means evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

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Deemed Consideration means the aggregate consideration received or deemed received by the Company with respect to the Company's issuance of a Convertible Security or Option (a "Deemed Issuance of Common Stock"), determined by adding (i) the aggregate amount, if any, received or receivable by the Company as consideration in respect of the issuance of Options and/or Convertible Securities constituting such Deemed Issuance of Common Stock, and (ii) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the full exercise of the Options (and if Options to acquire Convertible Securities, upon full exercise of the conversion rights with respect to such Convertible Securities) and upon full conversion of the Convertible Securities in order to acquire the underlying shares of Common Stock.

Deemed Issuance of Common Stock means an issuance by the Company of a Convertible Security or an Option.

Option means any right, warrant or option to subscribe or purchase shares of Common Stock or Convertible Securities.

     3. Existing Section 4(d) is redesignated as Section 4(e) and the phrase "Upon each adjustment in the Warrant Price pursuant to this Section 4" is amended to read "Upon each adjustment in the Warrant Price under subsections (a), (b) and (c) of this section."

     4. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Warrant. Except as amended, the Warrant remains in full force and effect.

     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                      INTEGRATED PACKAGING ASSEMBLY CORPORATION

                      BY: /S/ Alfred Larrenaga

                      TITLE; EVP and CFO


                      MMC/GATX PARTNERSHIP NO. 1

                      By: GATX Capital Corporation as Agent

                      By: /s/ Thomas C. Nacd

                      Title: Vice President

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